UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 9, 2011
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, Illinois 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 9, 2011, A. M. Castle & Co. (the “Company”), Mr. Paul Sorensen (“Sorensen”), Mr. Jerry Willeford (“Willeford”) (each of Sorensen and Willeford, a “Seller” and collectively, the “Sellers”), and Tube Supply, Inc. (“Tube Supply”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which the Company will, subject to the terms and conditions of the Stock Purchase Agreement, acquire all of the outstanding shares of Tube Supply (the “Acquisition”).  In consideration for the Tube Supply shares, the Company will pay approximately $165 million, subject to a post-closing working capital adjustment as well as adjustments for cash on hand, certain tax amounts, indebtedness and transaction related expenses of Tube Supply as of the closing date, all as set forth in the Stock Purchase Agreement.  $19 million of the proceeds will be deposited in an escrow account to cover the Sellers’ indemnification obligations.

The Stock Purchase Agreement contains customary representations and warranties of the Sellers regarding Tube Supply, including, among others, with respect to: corporate organization, capitalization, corporate authority, financial statements, compliance with law, legal proceedings, absence of certain changes, taxes, employee matters, intellectual property, product liability, and certain contracts.  The Sellers have agreed to cause Tube Supply to conduct its business in the ordinary course until the transaction is completed.

Consummation of the transaction is subject to certain customary closing conditions, including the accuracy of the Sellers’ representations and warranties, compliance by the parties with the covenants in the Stock Purchase Agreement, the absence of a material adverse effect on Tube Supply and the expiration or termination of all applicable waiting periods under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended. The Stock Purchase Agreement contains certain termination rights in favor of the Sellers and the Company, as the case may be, applicable (i) upon January 31, 2012, if the transaction has not been completed by that time, and (ii) upon a failure of satisfaction or waiver of the closing conditions.

The foregoing description of the transaction and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference.

Debt Commitment Letter

Concurrently, and in connection with entering into the Purchase Agreement, the Company entered into a commitment letter (the “Debt Commitment Letter”) with Jefferies Finance LLC and Jefferies Group, Inc. (together with their affiliates, “Jefferies”) pursuant to which, subject to the terms and conditions set forth therein, Jefferies has committed to (i) provide a $100.0 million senior secured asset-based revolving credit facility (the “ABL Facility”), and (ii) provide, purchase or place a combination of senior secured loans under a senior secured bridge loan facility (the “Bridge Loan Facility” and together with the ABL Facility, the “Facilities”) and senior unsecured notes (“Unsecured Notes”) of the Company.  The aggregate amount of the commitments by Jefferies for the Bridge Loan Facility and the Unsecured Notes is $275.0 million.  In lieu of the Bridge Loan Facility, the Company may issue senior secured notes (the “Secured Notes”) in a Rule 144A or other private placement.

The ABL Facility will mature four years from the closing date of the Acquisition.  The Bridge Loan Facility will mature on the one year anniversary of the closing date and, subject to satisfaction of certain conditions, any unpaid principal will automatically convert to a term loan that matures four years following such conversion.  A portion of the proceeds from the ABL Facility, and all of the proceeds from the Bridge Loan Facility (or the Secured Notes if issued) and the Unsecured Notes, will be used to finance the Acquisition, to pay related fees and expenses, and to refinance all material existing indebtedness of the Company.  The remaining proceeds of the ABL Facility will be used for general corporate purposes.  All obligations under the Facilities and the Unsecured Notes will be guaranteed by certain of the Company’s direct and indirect domestic subsidiaries, and the Company’s Canadian subsidiaries will be borrowers under the ABL Facility.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
2.1	Stock Purchase Agreement, dated November 9, 2011, by and among A. M. Castle & Co., Mr. Paul Sorensen, Mr. Jerry Willeford, and Tube Supply, Inc.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.   All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

November 15, 2011	By:	/s/ Robert J. Perna
Robert J. Perna
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page Number
2.1	Stock Purchase Agreement, dated November 9, 2011, by and among A. M. Castle & Co., Mr. Paul Sorensen, Mr. Jerry Willeford, and Tube Supply, Inc.	EX-1